Exhibit 3.1

Consent of Independent Auditors

We consent to the incorporation by reference in Amendment No.2 to the registration statement on Form F-7 (the “Registration Statement”), dated November 10, 2014, of our audit report, dated March 12, 2014, on the consolidated financial statements of WesternZagros Resources Ltd. (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2013 and December 31, 2012, the consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended, and the related notes, which comprise a summary of significant accounting policies and other explanatory information.

We also consent to the reference to us under the heading “Interest of Experts” in such amended Registration Statement.

Chartered Accountants

Calgary, Alberta, Canada

November 10, 2014

PricewaterhouseCoopers LLP

111 5th Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F:+1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.